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                                                                     EXHIBIT 5.1


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[LOGO] KPMG

              KPMG LLP                           Telephone (416) 228-7000
              CHARTERED ACCOUNTANTS              Telefax   (416) 228-7123
              Yonge Corporate Centre             Internet  www.kpmg.ca
              4100 Yonge Street, Suite 200
              Toronto  ON M2P 2H3
              Canada



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
North American Palladium Ltd.:


We consent to the incorporation by reference in this registration statement on Form F-10 of our report dated March 29, 2006, with respect to the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2005 and 2004, and the related consolidated statements of earnings (loss) and deficit and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the annual report on Form 40-F of North American Palladium Ltd. for the year ended December 31, 2005.

We also consent to the references to our Firm under the headings "Auditors" and the "Summary Consolidated Financial Data" in the prospectus, which is part of this Registration Statement.



/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
April 28, 2006



            KPMG LLP, a Canadian limited partnership is the Canadian member firm of KPMG International, a Swiss Cooperative.